                                           Filed with the Department of
Microfilm Number  9177-744                 State on     Nov. 25, 1991
                ----------                            ------------------


Entity Number     084055                   /s/Brenda K. Mitchell
             -------------                 -----------------------------
                                           Acting Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 89)


     In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby state that:

1.   The name of the corporation is:   C-TEC CORPORATION
                                    --------------------------------------------

     ---------------------------------------------------------------------------


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)  46 Public Square      Wilkes-Barre,     PA      18703-3000        Luzerne
     ---------------------------------------------------------------------------
     Number and Street        City         State         Zip           County


(b)  N/A
     ---------------------------------------------------------------------------
     Name of Commercial Registered Office Provider                     County


For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:  Act of May 5, 1933,
                                                          ----------------------
                                  P.L. 364, as amended Business Corporation Law
                                  ----------------------------------------------

4.   The original date of its incorporation is:  March 2, 1979
                                               ---------------------------------

5.   (Check, and if appropriate complete, one of the following):

       X  The amendment shall be effective upon filing these Articles of
     ----
          Amendment in the Department of State.

         The amendment shall be effective on:
     ----                                    -----------------------------------

6.   (Check one of the following):

          The amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
     ----
          (S) 1914(a) and (b).

       X  The amendment was adopted by the board of directors pursuant to 15
     ----
          Pa.C.S. (S) 1914 (c).

7.   (Check, and if appropriate complete, one of the following):

          The amendment adopted by the corporation, set forth in full, is as
     ----
          follows:

       X  The amendment adopted by the corporation as set forth in full in
     ----
          Exhibit A, attached hereto and made a part hereof

DSCB: 15-1915 (Rev 89)-2   9177-745


8.   (Check if the amendment restates the Articles):

         The restated Articles of Incorporation supersede the original Articles
     ----
         and all amendments thereto.

         TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 21st day of November, 1991.


                                  C-TEC CORPORATION
                                  ----------------------------------------------
                                            (Name of Corporation)

                                  BY: /s/Raymond B. Ostroski
                                     -------------------------------------------
                                     Raymond B. Ostroski

                                  TITLE:  Vice President
                                        ----------------------------------------

     RESOLVED, That the authorized shares of the Company's Class B common stock shall be reduced by 230,815 shares from 8,984,018 to 8,753,203 shares;

     RESOLVED, That the above reduction shall be accomplished by the cancellation of 41,334 shares of the Company's Class B Common Stock that are currently held as treasury shares as well as the reduction of 189,481 shares of the Company's Class B Common Stock that is currently authorized but unissued;

     RESOLVED, That after the above-approved reduction of 189,481 shares of the authorized but unissued shares of the Company's Class B Common Stock and the cancellation of the 41,334 shares of Class B Common Stock held as treasury shares, there are 8,753,203 authorized shares of the Company's Class B Common Stock;

     RESOLVED, That the Company's Articles of Incorporation which were amended, restated and filed with the Pennsylvania Department of State on April 24, 1986, and which were subsequently again amended by virtue of a Statement of Reduction of Authorized Shares filed on October 6, 1990, again be amended to reflect the foregoing reduction in the Class B Common Stock and ultimately reflect that the number of shares which the Company has authority to issue as follows:


     Class of Stock                         Number of Shares Authorized
     --------------                         ---------------------------
     Common                                       35,000,000
     Class B                                       8,753,203

     FURTHER RESOLVED, That the officers of this Company be and they are hereby authorized, empowered and directed to do such thing, take such action, execute and deliver such document and cause the payment of such fee and/or expense as may be necessary and/or required for the purpose of affecting the foregoing resolutions.


                                  Exhibit "A"

                         COMMONWEALTH OF PENNSYLVANIA                      305
                              DEPARTMENT OF STATE
                              CORPORATION BUREAU
                        ROOM 308, NORTH OFFICE BUILDING
                        HARRISBURG, PENNSYLVANIA 17120

C-TEC CORPORATION

          THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

ENTITIES ACTING AS PROFESSIONAL FUNDRAISING CONSULTANTS OR PROFESSIONAL SOLICITORS ON BEHALF OF CHARITIES SOLICITING CONTRIBUTIONS WITHIN THE COMMONWEALTH OF PENNSYLVANIA MUST REGISTER WITH THE DEPARTMENT OF STATE, BUREAU OF CHARITABLE ORGANIZATIONS, ROOM 308, NORTH OFFICE BUILDING, HARRISBURG, PENNSYLVANIA 17120-0029 (717/783-1720).

                                    ENTITY NUMBER:  0684055

                                 MICROFILM NUMBER:  09177

                                                    0744-0746


PENNCORP
COUNTER

                                                Filed the 24th day of
                              86281023          April, 1986
                    ------------------------    Commonwealth of Pennsylvania
                      (Line for numbering)      Department of State


                                                /s/ Robert Gleason Jr.

                                                Secretary of Commonwealth

--------------------------------------------------------------------------------

                         COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                             CORPORATION OF BUREAU


                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                               C-TEC CORPORATION

              (formerly Commonwealth Telephone Enterprises, Inc.)

                    under Article VIII of the Pennsylvania
                           Business Corporation Law


1. The name of the corporation is C-TEC Corporation, formerly Commonwealth Telephone Enterprises, Inc.

2. The location and post office address of the registered office of the corporation in this Commonwealth is 46 Public Square, Martz Towers, P.O. Box 3000, Wilkes-Barre, Pennsylvania, 18703-3000.

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

        The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business, including manufacturing, processing, research and development, for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

4.  The date of its incorporation is March 2, 1979.

5.  The term for which the corporation is to exist is perpetual.

6. The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

        Time:   April 24, 1986

        Place:  Sheraton-Crossgates
                20 Public Square
                Wilkes-Barre, PA

        Kind and period of notice: Notice of Annual Meeting of Shareholders, mailed to shareholders on March 21, 1986.

7.  At the time of the action of shareholders:

         (a)  The total number of shares outstanding was 2,772,107.

         (b)  The number of shares entitled to vote was 2,772,107.

8.  In the action taken by the shareholders:

         (a) The number of shares voted in favor of the amendment was 2,080,376.

         (b)  The number of shares voted against the amendment was 81,601.

9.  A.  Classes and Number of Shares.  The total number of shares of all classes
        ----------------------------
of stock which the corporation shall have authority to issue is 50,000,000 shares, consisting of 35,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock") and 15,000,000 shares of Class B Common Stock, par value $1.00 per share ("Class B Stock").

    B.  Powers and Rights of the Common Stock and the Class B Stock.
        -----------------------------------------------------------
The designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions in respect of the shares of each class are as follows:

        (1)  Voting Rights and Powers.  With respect to all matters upon which
             -----------------------
    shareholders are entitled to vote or to which shareholders are entitled to give consent, except as provided herein, the holders of the outstanding shares of the Common Stock and the holders of any outstanding shares of the Class B Stock shall vote together without regard to class, and every holder of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name, and every holder of any outstanding shares of the Class B Stock shall be entitled to cast thereon fifteen (15) votes in person or by proxy for each share of the Class B Stock standing in his name. With respect to any proposed amendment which would (i) increase or decrease the par value of any class, (ii) alter or change the preferences, qualifications, limitations, restrictions or special or relative rights of the shares of any class so as to affect the holders of such class adversely, (iii) increase the authorized number of shares of any class, (iv) authorize a new class of shares senior or superior in any respect to the shares of any class, or
(v) increase the number of authorized shares of any class senior or superior in any respect to the shares of any class then authorized, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Stock voting together without regard to class as hereinbefore provided.

(2)  Dividends and Distributions.
     ---------------------------

        (a)  Cash Dividends.  At any time shares of the Class B Stock are
             --------------
outstanding, as and when cash dividends may be declared by the Board of Directors, the cash dividend payable on shares of the Common Stock shall be in all cases at least 105% of the cash dividend payable on shares of the Class B Stock. For purposes of calculating the cash dividend to be paid on shares of the Common Stock and Class B Stock, the amount of the cash dividend declared and payable on shares of the Common Stock, determined in accordance with this provision, may be rounded up to the next highest half cent or fraction thereof.

        (b)  Other Dividends and Distributions.  Each share of the Common
             ---------------------------------
Stock and each share of the Class B Stock shall be equal in respect of rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the corporation except that in the case of dividends or other distributions payable in stock or stock split-ups or divisions, which occur after the date shares of the Class B Stock are first issued by the corporation, shares of the Class B Stock shall be distributed only with respect to the Class B Stock and shares of the Common Stock may be distributed with respect to both the Common Stock and the Class B Stock. In order to effect the initial issuance of the Class B Stock, a stock dividend of one share of Class B Stock for each whole share of Common Stock outstanding on April 4, 1986 may be distributed to shareholders of record on April 4, 1986.

        (c)  Other Rights.  Except as otherwise required by the Pennsylvania
             ------------
Business Corporation Law or as otherwise provided in these Amended and Restated Articles of Incorporation, each share of the Common Stock and each share of the Class B Stock shall have identical powers, preferences and rights, including rights in liquidation.

(3)  Conversion of Class B Stock.
     ---------------------------

        (a) Shares of Class B Stock shall be convertible, at the option of the respective holders thereof, at any time, and from time to time, into fully paid and nonassessable shares of Common Stock on the basis of one share of Common Stock for each share of Class B Stock. Any holder of shares of the Class B Stock may elect to convert any or all of such shares at one time or at various times, in such holder's discretion.

        (b) No payment or adjustment with respect to dividends on shares of the Common Stock or on the Class B Stock shall be made in connection with any conversion of shares of Class B Stock into shares of Common Stock; provided, however, that if any shares of the Class B Stock shall be converted subsequent to the record date for the payment of a stock or cash dividend or other distribution on the shares of the Class B Stock but prior to such payment, the stock or cash dividend or other distribution will be paid on the Class B Stock to the registered holder of such shares as of the close of business on the record date as if no conversion had been made.

        (c) The holders of a certificate or certificates for Class B Stock, in order to effect the conversion of shares represented thereby, shall surrender the certificate or certificates to the corporation or to the Transfer Agent for the shares of the Class B Stock, with request for conversion. If the shares of the Common Stock issuable upon conversion are to be issued in a name other than that in which the shares of the Class B Stock to be converted are registered, the certificate or certificates shall be duly endorsed for transfer or accompanied by a duly executed stock transfer power.

     Upon surrender of the certificate or certificates, the corporation shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Common Stock issuable upon conversion. The corporation shall pay all original issue taxes, if any, payable upon the issue of shares of the Common Stock issued upon any conversion.

     The conversion shall be deemed to have been effected on the date of the surrender of the certificate or certificates of shares of the Class B Stock, and the person in whose name the certificate or certificates of the shares of the Common Stock issuable upon conversion are to be issued shall be deemed to be the holder of record of the shares as of that date.

        (d) If there should be any capital reorganization or any reclassification of the Common Stock, the shares of the Class B Stock shall thereafter have the right to be converted into the number of shares of stock or other securities or property of the corporation to which outstanding shares of the Common Stock would have been entitled upon the effective date of the reorganization or reclassification. The Board of Directors shall make an appropriate adjustment in the application of the provision of this paragraph (d) with respect to the conversion rights of the holders of the shares of the Class B Stock after the reorganization or reclassification, to the end that the provision shall be applicable, as nearly as reasonably may be, in respect to any shares or other securities or property thereafter issuable or deliverable upon the conversion of shares of the Class B Stock. The provision of this sub-paragraph shall not apply to a reorganization or reclassification involving merely a subdivision or combination of outstanding shares of the Common Stock, which shall be governed by sub-paragraph (h) hereof.

        (e) In case the corporation shall be consolidated with or merged into any other corporation or shall sell or transfer its property and business as or substantially as an entirety, then the stock or other securities or other property, including cash, issuable or deliverable in connection with such consolidation, merger or sale in respect of each share of the Common Stock then outstanding, shall thereafter, for the purposes of the conversion rights of the Class B Stock, be deemed the equivalent of one share of Common Stock. Upon the exercise of conversion rights, holders of Class B Stock shall be entitled to receive on an equivalent basis and at the same rate and on the other terms and conditions set forth in paragraph (c), the stock or other securities or property, including cash, deemed to be the equivalent of Common Stock. Lawful provision to this effect shall be made a part of and condition to the consolidation, merger or sale.

        (f) In case the corporation shall propose (i) to effect any reclassification of the Common Stock or any capital reorganization involving a change in the Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Common Stock, or (ii) to consolidate with or merger into another corporation, or to sell or transfer its property and business as or substantially as an entirety, then in each such case, the corporation shall file with each Transfer Agent for the shares of the Class B Stock and shall mail to the holders of record of the shares at their respective addresses then appearing on the records of the corporation a statement, signed by an officer of the corporation with respect to the proposed action, the statement to be so filed and mailed at least 30 days prior to the record date for holders of Common Stock for the purposes thereof. The statement shall set forth such facts with respect to the proposed action as shall be reasonably necessary to inform the Transfer Agent for the shares of the Class B Stock and the holders of those shares as to the effect of the action upon the conversion rights of the holders.

        (g) The corporation shall at all times have authorized but not unissued, or in its treasury, a number of shares of the Common Stock sufficient for the conversion of all shares of the Class B Stock from time to time outstanding.

        (h) In case the shares of the Common Stock or the Class B Stock at any time outstanding shall, by reclassification or otherwise, be subdivided into a greater number of shares or combined into a lesser number of shares, the shares of Class B Stock or Common Stock, respectively, then outstanding shall, at the same time, be subdivided or combined, as the case may be, on the same basis.

        (i) The corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the corporation will cause such shares to be duly registered or approved.

(4)  Conversion of Common Stock
     --------------------------

        (a) For and during the period commencing upon the filing of these Amended and Restated Articles of Incorporation with the Secretary of the Commonwealth of Pennsylvania and ending thirty-four (34) days thereafter ("Conversion Period"), shares of Common Stock shall be convertible, at the option of the respective holders thereof as of April 4, 1986, into fully paid and nonassessable shares of Class B Stock on the basis of one share of Class B Stock for each share of Common Stock.

        (b) In order to effect the conversion of shares of Common Stock to Class B Stock, the holder must, prior to the end of the Conversion Period, notify the Transfer Agent in writing of his election and surrender to the Transfer Agent his certificate or certificates for shares of Common Stock to be converted. Upon surrender of the certificate or certificates, the corporation shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Class B Stock issuable upon conversion. The corporation shall pay all original issue taxes, if any, payable upon the issue of shares of the Class B Stock issued upon conversion.

     The conversion shall be deemed to have been effected on the date of the surrender of the certificate or certificates of shares of the Common Stock, and the person in whose name the certificate or certificates of the shares of the Class B Stock issuable upon conversion are to be issued shall be deemed to be the holder of record of the shares as of that date.

(5)  Liquidation Preferences.
     -----------------------

        (a) In the event of dissolution, liquidation or winding up of the corporation whether voluntary or involuntary, holders of the Common Stock and of the Class B Stock shall be entitled to payment out of the assets of the corporation ratably in accordance with the number of shares held by them, respectively.

        (b) Neither a consolidation nor a merger of the corporation with or into any other corporation, nor a merger of any other corporation into the corporation nor the purchase or other acquisition by the corporation of all or a part of the outstanding shares of any class or classes of its stock, nor the sale or transfer of the property and business of the corporation as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the corporation within the meaning of the foregoing provisions.

     (6)  Duration of Class Rights and Powers.
          -----------------------------------

          At any time when less than 25,000 shares of Class B Stock are outstanding any shares of the Class B Stock which are then outstanding shall without any action by the Board of Directors or the holder or holders thereof, automatically convert into and become for all purposes shares of the Common Stock, and the provisions of these Amended and Restated Articles of Incorporation which provide for different voting or cash dividend rights for the Common Stock and the Class B Stock shall not be of any effect. All shares of either or both the Common Stock or the Class B Stock which are then outstanding shall have equal and general voting power in all matters upon which shareholders of the corporation are entitled to vote or give consent, even if at such time there shall have been fixed by the Board of Directors a record date for voting at any meeting of shareholders. If any cash dividends shall have been declared at such time but not paid, holders of the Class B Stock shall be entitled to the same cash dividend payable to holders of the Common Stock, and future cash dividends, as and when declared, shall be payable at the same rate for all shares of the one class of Common Stock then outstanding. The Board of Directors is hereby authorized to take such actions, consistent with the Pennsylvania Business Corporation Law, as it deems appropriate or advisable with respect to the replacement of certificates then outstanding evidencing ownership of the Class B Stock, or otherwise, in order to effect the foregoing provisions.

          IN WITNESS WHEREOF, the undersigned corporation has caused these Amended and Restated Articles of Incorporation to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 24th day of April, 1986.

                                      COMMONWEALTH TELEPHONE ENTERPRISES, INC.



                                      By: /s/ William L. Meyer
                                         --------------------------------
                                         William L. Meyer
                                         Executive Vice President


ATTEST:


/s/ William J. Umphred
----------------------
William J. Umphred
Secretary

                    [LOGO OF COMMONWEALTH OF PENNSYLVANIA]

To All to Whom These Presents Shall Come, Greeting:

     Whereas, in and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P.
L. 364. as amended, the Department of State is authorized and required to issue a

                           CERTIFICATE OF AMENDMENT

evidencing the amendment and restatement of the Articles of Incorporation in their entirety of a business corporation organized under or subject to the provisions of that Law; and

     Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                   COMMONWEALTH TELEPHONE ENTERPRISES , INC.
                                name changed to
                               C-TEC CORPORATION

     Henceforth, The "Articles," as defined in Article I of the Business Corporation Law, shall not include any prior documents;


     Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under authority of the Business Corporation Law, I do by these presents, which I have caused to be Sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.


                   Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 24th day of April in the year of our Lord one thousand nine hundred and eighty-six and of the Commonwealth the two hundred tenth.


                                 /s/ signature appears here
                         ----------------------------------------------
                               Secretary of the Commonwealth